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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 to Form F-10 and related short form base shelf prospectus of Central Fund of Canada Limited (the "Company") for the registration of its non-voting, fully participating Class A shares and to the incorporation by reference therein of our reports dated December 15, 2008, with respect to the financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report (Form 40-F) for the year ended October 31, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Toronto, Canada September 8, 2009	Chartered Accountants Licensed Public Accountants

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  Exhibit 5.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM